EXHIBIT 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Stephen T. Wills, Executive Vice President, Chief Financial Officer and Chief Operating Officer of Palatin Technologies, Inc., hereby certify, to my knowledge, that this Amendment No. 1 to the Annual Report on Form 10-K for the year ended June 30, 2015 of Palatin Technologies, Inc. (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K as amended by Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of Palatin Technologies, Inc.

Dated: August 1, 2016

/s/ Stephen T. Wills
Stephen T. Wills, Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)